Exhibit 10.2

VOTING AGREEMENT

This voting agreement (this “Agreement”) is dated June 20, 2025, and is between Couchbase, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

A. The Stockholders Own certain shares of Company Common Stock.

B. Concurrently with the execution of this Agreement, Cascade Parent Inc., a Delaware corporation (“Parent”), Cascade Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C. In the Merger, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be converted into the right to receive the Per Share Price, as provided in the Merger Agreement.

D. The Stockholders are entering into this Agreement in order to induce Parent, Merger Sub and the Company to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

1.1 Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

1.2 “Expiration Time” means the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement on the other stockholders of the Company; and (d) with respect to any Stockholder, the termination of this Agreement by written agreement of each of the Company and such Stockholder.

1.3 A Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4 “Subject Securities” means, with respect to any Stockholder (a) all securities of the Company (including all shares of Company Common Stock and all Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) that are Owned by such Stockholder as of the date of this Agreement including as set forth opposite such Stockholder’s name on Exhibit A hereto under the headings “Subject Securities”; and (b) all additional securities of the Company (including all additional shares of Company Common Stock and all additional Company Equity-Based Awards and other rights to acquire shares of Company Common Stock) of which such Stockholder acquires Ownership during the Voting Period.

1.5 “Subject Shares” means, with respect to any Stockholder, at any time, the shares of Company Common Stock Owned by such Stockholder at such time. For the avoidance of doubt, “Subject Shares” shall include any additional shares of Company Common Stock acquired by such Stockholder between the date hereof and the record date for the Company Stockholder Meeting.

1.6 A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (b) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (c) tenders such security into any tender or exchange offer.

1.7 “Voting Period” means the period commencing on (and including) the date of this Agreement and ending on the earlier of the Expiration Time and the time that the Requisite Stockholder Approval has been obtained.

Section 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Voting Period, each Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected (other than in the Merger); provided, however, that a Stockholder may Transfer shares of Company Common Stock (a) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in effect prior to the date of this Agreement or (b) in connection with the payment of the exercise price (including on a “net settlement” basis) or the payment or satisfaction of Taxes or Tax withholding obligations applicable to the exercise, vesting, settlement or conversion of any Company Equity-Based Awards granted pursuant to the Company Equity Plans, in each case in accordance with the terms of the Merger Agreement. Any Transfer in violation of this Section 2.1 shall be null and void.

2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by a Stockholder: (a) if such Stockholder is an individual, (i) to any member of Stockholder’s immediate family (which for purposes of this Agreement shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than a first cousin), or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, (ii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such Stockholder’s death, (iii) to any charitable foundation or organization, including donor advised funds, or (iv) to a partnership, limited liability company or other type of Entity of which the Stockholder or its immediate family are the legal and beneficial owners of all of the outstanding equity securities or similar interests; or (b) if such Stockholder is a partnership, limited liability company or other type of Entity, (i) to one or more partners, members or equityholders of such Stockholder, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Stockholder or an Affiliate of such Stockholder or (iii) pursuant to any non-consensual order of a Governmental Authority, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon the death of any applicable individual; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of the Company) in a written document, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement, and the transferor shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement.

2.3 Company Obligations. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Securities, except as permitted by, and in accordance with, this Agreement.

Section 3. VOTING OF SHARES

3.1 Voting Covenant. Each Stockholder hereby agrees that, during the Voting Period, at any meeting of the stockholders of the Company (however called), including the Company Stockholder Meeting, and at every adjournment or postponement thereof, such Stockholder shall cause such Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof) no later than the fifth Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof):

(a) in favor of: (i) the adoption of the Merger Agreement; and (ii) any action contemplated by or in furtherance of the adoption of the Merger Agreement (including any adjournment or postponement of the Company Stockholder Meeting);

(b) against any action or agreement that would reasonably be expected to result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

(c) against any Acquisition Proposal or any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company; and

(d) against any proposal involving the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay, materially interfere with, or materially impair the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

Each Stockholder shall not revoke or modify the instructions granted pursuant to the immediately preceding sentence prior to the earlier of (i) the completion of the applicable meeting of the stockholders of the Company (or any adjournment or postponement thereof) or (ii) the expiration of the Voting Period, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1.

3.2 Other Voting Agreements. Prior to the termination of this Agreement in accordance with its terms, each Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with Section 3.1.

3.3 Voting Trusts; Proxy. Each Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to such Stockholder’s Subject Shares, in each case that is inconsistent with this Agreement, or otherwise take any other action with respect to any of such Stockholder’s Subject Securities that would in any way prevent, materially interfere with, materially delay or materially impair the performance of such Stockholder’s obligations hereunder.

3.4 Other Proposals. From and after 12:00am ET on June 24, 2025, until the Expiration Date, each Stockholder agrees that it shall not, directly or indirectly, solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. For the avoidance of doubt, nothing in this Agreement shall require the Stockholders to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (i) that decreases the Per Share Price (other than any such decrease in accordance with Section 2.7(b) of the Merger Agreement), changes the form of the Per Share Price or is otherwise materially adverse to the Stockholders relative to the effect of such amendment, modification or supplement to the other stockholders of the Company, (ii) imposes any material restrictions or any additional material conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders or (iii) extends the Termination Date.

3.5 Waiver of Appraisal Rights. Each Stockholder hereby (a) irrevocably waives all appraisal rights under Section 262 of the DGCL with respect to all of the Subject Shares Owned by such Stockholder with respect to the Merger and the transactions contemplated by the Merger Agreement and (b) agrees not to commence or participate in any class action or other proceeding with respect to any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates (i) challenging the validity of, or seeking to enjoin to operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Company Board in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated by the Merger Agreement.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants as follows:

4.1 Authorization, etc. Such Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Stockholder is a corporation, then such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If such Stockholder is a general or limited partnership, then such Stockholder is a partnership duly form, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is a limited liability company, then such Stockholder is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. If such Stockholder is married, and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not: (i) if such Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of such Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Stockholder; (ii) conflict with or violate in any material respect any Law or Order applicable to such Stockholder or by which such Stockholder or any of its properties is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of such Stockholder’s Subject Securities pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of its Affiliates or properties is or may be bound or affected.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any Consent of any Person, except where the failure to obtain such Consent would not prevent, materially interfere with, materially delay or materially impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. Such Stockholder is not, nor will such Stockholder be, required to give any notice to any Person in connection with the execution, delivery or performance of this Agreement.

4.3 Title to Securities. As of the date of this Agreement, such Stockholder Owns and holds (free and clear of any Encumbrances, except where such Encumbrance would not prevent, materially interfere with, materially delay or materially impair Stockholder’s ability to perform such Stockholder’s obligations under this Agreement) the number of outstanding shares of Company Common Stock and the Company Equity-Based Awards set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Subject Securities”. As of the date hereof, other than as set forth under the headings “Subject Securities” on Exhibit A, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

4.4 Absence of Litigation. As of the date of this Agreement, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to prevent, materially interfere with, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

Section 5. MISCELLANEOUS

5.1 Stockholder Information. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement (or any other filing made pursuant to applicable Law) such Stockholder’s identity and ownership of shares of Company Common Stock and the nature of such Stockholder’s commitments, arrangements, understandings and obligations under this Agreement and each Stockholder shall cooperate with the Company in collecting such information needed for them to publish and disclose such information.

5.2 Fiduciary Duties. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as an Owner of such Stockholder’s Subject Securities, and no Stockholder shall be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or any of its Subsidiaries, or that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, fiduciary duties or other obligations as a director or officer of the Company or any of its Subsidiaries. The Company shall not assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any of its Subsidiaries violates any provision of this Agreement.

5.3 Survival of Representations, Warranties and Agreements. Subject to Section 5.17, none of the representations, warranties, covenants and agreements made by any Stockholder in this Agreement shall survive the Expiration Time.

5.4 Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents, certificates, instruments and documents, and shall take such further actions, as are reasonably necessary and as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

5.5 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

5.6 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email, provided that the subject line of such email states that it is a notice delivered pursuant to this Agreement and the sender of such email does not receive a written notification of delivery failure. In each case, the intended recipient is set forth below:

if to a Stockholder:

at the address or email address set forth on such Stockholder’s signature page of this Agreement; and

if to the Company to:

Couchbase, Inc.

3155 Olsen Drive, Suite 150

San Jose, CA 95117

Attn: Chief Legal Officer

Email: ***

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:  Rezwan D. Pavri

  Martin W. Korman

  Douglas K. Schnell

  Ross Tanaka

Email:  rpavri@wsgr.com

  mkorman@wsgr.com

  dschnell@wsgr.com

  rtanaka@wsgr.com

Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given pursuant to this Section 5.6, will be deemed to be receipt of any notice pursuant to this Section 5.6 as of the date of rejection, refusal or inability to deliver. From time to time, any party may provide notice to the other parties of a change in its address or any of the other details specified in or pursuant to this Section 5.6 through a notice given in accordance with this Section 5.6.

5.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

5.9 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.

5.10 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.11 Specific Performance; No Monetary Remedies. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by any party were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. The Stockholders agree that, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, the Company shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. The Stockholders further agree: (i) that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.11, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument; and (ii) not to assert that (A) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (B) a remedy of monetary damages would provide an adequate remedy. Notwithstanding anything to the contrary in this Agreement, the sole and exclusive remedy of the Company relating to any breach of this Agreement by any Stockholder shall be the right to seek and obtain an award of specific performance as described in this Section 5.11.

5.12 Non-Exclusivity. The rights and remedies of the Company and the Stockholders under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.13 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 5.6 or in such other manner as may be permitted by applicable law, and nothing in this Section 5.13 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EQUITY COMMITMENT LETTER, THE GUARANTEE, THE MERGER AGREEMENT, OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.13.

5.14 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

5.15 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

5.16 Independence of Obligations. The covenants and obligations of each Stockholder set forth in this Agreement shall be construed as independent of any other Contract among any of the Stockholders or between such Stockholder, on the one hand, and Parent or the Company, on the other hand. The existence of any claim or cause of action by a Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations of a Stockholder under any agreement between such Stockholder, on the one hand, and Parent or the Company, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Stockholder under this Agreement.

5.17 Termination. This Agreement shall terminate upon the Expiration Time; provided, however, that: (a) this Section 5 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve the applicable Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.

5.18 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and none of Parent, the Company or any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

5.19 No Recourse. The Stockholders and their respective Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall any Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other Stockholder or any other stockholder of the Company.

[Signature page follows.]

The parties have caused this Agreement to be duly executed as of the date first written above.

COUCHBASE, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

The parties have caused this Agreement to be duly executed as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

Address:

Email:

[Signature Page to Voting Agreement]

The parties have caused this Agreement to be duly executed as of the date first written above.

[STOCKHOLDER]

Address:

Email:

[Signature Page to Voting Agreement]

EXHIBIT A

SUBJECT SECURITIES

Stockholders	Subject Securities
Matthew M. Cain	152,620
Margaret Chow	24,583
William Carey	24,994
Huw Owen	52,826
Alvina Y. Antar	37,668
Carol W. Carpenter	18,127
Lynn M. Christensen	2,276
Jeff Epstein	79,650
David C. Scott	28,027
Richard A. Simonson	41,060
Aleksander J. Migon	35,562
GPI Capital Gemini HoldCo LP	3,119,543
Edward T. Anderson	87,776
North Bridge Venture Partners VI, L.P.	1,987,084
North Bridge Venture Partners 7, L.P.	2,689,172
Kevin J. Efrusy	28,573
The Efrusy Family Trust u/a/d 10/21/2005	35,592
Accel Growth Fund II L.P.	2,022,312
Accel Growth Fund II Strategic Partners L.P.	146,484
Accel Growth Fund Investors 2013 L.L.C.	217,110
Accel Investors 2008 L.L.C.	57,390
Accel X L.P.	548,874
Accel X Strategic Partners L.P.	41,585
Accel X Associates L.L.C.	560